EXHIBIT INDEX
                               -------------


Exhibit No.                        Title                         Page
-----------                        -----                         ----

    11.             Statement regarding computation of           E-2
                      per share earnings.                         &
                                                                 E-3

    27.             Financial data schedule.                     E-4


































                                    E-1
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